Exhibit 99.1


                     [COMMONWEALTH BANCORP, INC. LOGO]



For release:   IMMEDIATELY

Contact:  Charles M. Johnston, Chief Financial Officer
          Commonwealth Bancorp, Inc.
          (610) 313-2189

                   COMMONWEALTH BANCORP, INC. COMPLETES
                        SALE OF TWO BRANCH OFFICES

Norristown, PA, September 8, 2000 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its wholly-owned subsidiary, Commonwealth Bank, completed the sale of two branches in Lehigh County, Pennsylvania to Nazareth National Bank & Trust Company, a wholly-owned subsidiary of First Colonial Group, Inc. (NASDAQ: FTCG).

As of June 30, 2000, the two branches had combined deposits of approximately $9 million. In addition to the deposits, the two branches had approximately $4 million of consumer loans as of June 30, 2000.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania after completion of this transaction. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland and New Jersey. ComNet also operates under the trade name of Homestead Mortgage in Maryland.





COMMONWEALTH BANCORP, INC.
Mailing Address:    P.O. Box 2100, Valley Forge, PA 19482-2100
Shipping Address:   2 West Lafayette Street, Norristown, PA 19401-4758
                    610-313-1600